Exhibit 99.1
PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES FIRST QUARTER FINANCIAL RESULTS - NET INCOME INCREASES 30% TO RECORD $0.25 EPS

Pompano Beach, Florida, July 23, 2007 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended June 30, 2007. Net income was $6.2 million, or $0.25 diluted per share, for the quarter ended June 30, 2007, compared to net income of $4.8 million, or $0.20 diluted per share, for the quarter ended June 30, 2006, an increase to net income of 30.2%. A one-time income tax-related net benefit was recognized in the quarter ended June 30, 2007, resulting in an increase to diluted earnings of one-half of a penny ($0.005) per share. Net sales for the quarter ended June 30, 2007 were $59.0 million, compared to $50.7 million for the quarter ended June 30, 2006, an increase of 16.5%. Reorder sales increased by 18%, from $33.9 million to $40.0 million for the quarters ended June 30, 2006 and 2007, respectively.

Menderes Akdag, CEO and President, commented: “We are pleased to report that our new order sales increased by 15%, from $16.5 million to $19.0 million for the quarters ended June 30, 2006 and 2007, respectively. We were also more efficient with our advertising spending this quarter, with a new customer acquisition cost of $36 for the quarter, compared to $40 for the same quarter in the prior year. We acquired approximately, 236,000 new customers for our first fiscal quarter compared to 207,000 for the same quarter in the prior year. We are also pleased to report that our Internet sales increased by 26%, to $37.9 million for the quarter ended June 30, 2007, compared to $30.1 million for the same quarter in the prior year. Approximately 64% of all sales were placed on the Company’s website for the first fiscal quarter, compared to 59% for the same quarter in the prior year. We will continue to focus on capturing additional market share, and on improving reorders and our customer service levels in fiscal 2008. Additionally, the Company repurchased 117,300 shares of its outstanding common stock for approximately $1,512,000 during the first quarter of fiscal 2008.”

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results. To access the call which is open to the public, dial (888) 889-4951 (toll free) or (210) 839-8505. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10 A.M. on July 23, 2007 until August 7, 2007 at 11:59 P.M. To access the replay, call (888) 568-0812 (toll free) or (402) 998-0239, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2007. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.
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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2007	2007
	(UNAUDITED)
ASSETS

Current assets:
Cash and cash equivalents	$2,000,337	$316,470
Temporary investments	45,425,000	39,125,000
Accounts receivable, less allowance for doubtful
accounts of $43,000 and $28,000, respectively	2,106,908	1,369,521
Inventories - finished goods	15,674,851	16,086,207
Prepaid expenses and other current assets	1,211,554	1,071,171
Total current assets	66,418,650	57,968,369

Property and equipment, net	2,118,602	1,990,578
Deferred income taxes	1,136,867	894,540
Intangible asset	365,000	365,000

Total assets	$70,039,119	$61,218,487

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,724,897	$5,859,756
Income taxes payable	2,870,262	229,321
Accrued expenses and other current liabilities	2,301,279	1,265,837

Total liabilities	10,896,438	7,354,914

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized;
2,500 convertible shares issued and outstanding with a
liquidation preference of $4 per share	8,898	8,898
Common stock, $.001 par value, 40,000,000 shares authorized;
24,383,181 and 24,309,417 shares issued, respectively	24,383	24,309
Additional paid-in capital	15,563,828	15,213,254
Retained earnings	44,800,196	38,617,112
Less treasury stock, at cost; 97,300 and 0 shares, respectively	(1,254,624)	-

Total shareholders' equity	59,142,681	53,863,573

Total liabilities and shareholders' equity	$70,039,119	$61,218,487

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended
	June 30,
	2007	2006

Sales	$59,027,235	$50,673,353
Cost of sales	36,331,851	30,549,028

Gross profit	22,695,384	20,124,325

Operating expenses:
General and administrative	5,615,466	4,448,622
Advertising	8,482,781	8,328,718
Depreciation and amortization	127,934	135,301
Total operating expenses	14,226,181	12,912,641

Income from operations	8,469,203	7,211,684

Other income (expense):
Interest income	392,202	251,167
Other, net	231,656	100,402
Loss on disposal of property and equipment	-	(1,250)
Total other income (expense)	623,858	350,319

Income before provision for income taxes	9,093,061	7,562,003

Provision for income taxes	2,909,977	2,811,745

Net income	$6,183,084	$4,750,258

Net income per common share:
Basic	$0.26	$0.20
Dilutive	$0.25	$0.20

Weighted average number of common shares outstanding:
Basic	24,149,321	24,009,276
Dilutive	24,336,100	24,300,946

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net income	$6,183,084	$4,750,258
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	127,934	135,301
Shared based compensation	359,469	223,146
Deferred income taxes	(242,327)	(34,196)
Loss on disposal of property and equipment	-	1,250
Bad debt expense	24,820	25,129
(Increase) decrease in operating assets
and increase (decrease) in liabilities:
Accounts receivable	(762,207)	(254,963)
Inventories - finished goods	411,356	1,259,533
Prepaid expenses and other current assets	(140,383)	(106,551)
Accounts payable	(134,859)	2,105,911
Income taxes payable	2,640,941	1,657,222
Accrued expenses and other current liabilities	1,035,442	193,702
Net cash provided by operating activities	9,503,270	9,955,742

Cash flows from investing activities:
Net change in temporary investments	(6,300,000)	(10,500,000)
Purchases of property and equipment	(255,958)	(204,627)
Net proceeds from the sale of property and equipment	-	400
Net cash used in investing activities	(6,555,958)	(10,704,227)

Cash flows from financing activities:
Purchases of treasury stock	(1,512,254)	-
Proceeds from the exercise of stock options	240,444	301,859
Tax benefit related to stock options exercised	8,365	79,719
Net cash (used in) provided by financing activities	(1,263,445)	381,578

Net increase (decrease) in cash and cash equivalents	1,683,867	(366,907)
Cash and cash equivalents, at beginning of period	316,470	366,907

Cash and cash equivalents, at end of period	$2,000,337	$-

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$503,000	$1,109,000

Retirement of treasury stock	$257,630	$-

Exhibit 99.1 Page 4 of 4